80811

Dated this 1st day of JANUARY 2023

Between

DSY Wellness & Longevity Center Sdn. Bhd.
(846721-U)

And

DSY Wellness International Sdn. Bhd.
(Co. Reg. No. 1438016-W)

TENANCY AGREEMENT

TENANCY AGREEMENT

THIS TENANCY AGREEMENT (hereinafter referred to as the "the Agreement") is made 1st January,2023 BETWEEN **DSY Wellness & Longevity Center Sdn. Bhd.(Co. Reg. No. 846721-U)** (hereinafter referred to as "the Landlord") OF THE ONE PART AND **DSY Wellness International Sdn. Bhd. (Co. Reg. No. 1438016-W)** (hereinafter referred to as "the Tenant") OF THE OTHER PART

WHEREAS: -

I. The Landlord has agreed to grant, and the Tenant has agreed to take a tenancy of the premises more particular referred to and described in **Section 1 of The Schedule** hereto (hereinafter referred to as "the Demised Premises") upon the terms and conditions hereinafter appearing.

II. The Tenant intends to utilize the Demised Premises only for the purpose as specified in **Section 2 of The Schedule**

NOW IT IS HEREBY AGREED as follows:

1. The Landlord herby grants and the Tenant herby accepts a tenancy of the Demised Premises as described in **Section 1 of The Schedule** for the term stipulated in **Section 3 of The Schedule** hereof with effect from the date as stated in **Section 5 of The Schedule** hereto and terminating on the date stated in **Section 6 of The Schedule** with a monthly rental and made payable in the manner stated in **Section 7 of The Schedule** (hereinafter referred to as "the said Rent").
2. The Tenant shall upon the execution of this Agreement herein pay to the Landlord the sum stipulated in **Section 8 of The Schedule** hereof being security deposit (herein referred to as the "the Security Deposit") as security for the due performance and observance compliance by the Tenant's covenants herein. The Security Deposit shall under no circumstances be used or applied by the Tenant to offset any reserved rent outstanding except with the consent in writing of the Landlord. In the event that there is a balance, to return the balance to the Tenant without interest thereon at the expiration of this Tenancy or any renewal hereof.

3. **THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:**

a. To pay the said rent at the times and in the manner aforesaid;

b. To punctually pay and discharge all charges payable for the supply of electricity, water, telephone, conservancy, garbage collection charges and other outgoings for the Demised Premises;

c. To keep the Demised Premises, including the Landlord's fixtures and fittings in tenantable repair (fair wear and tear excepted) save and except any structural defects to be maintained by the Landlord;

d. To use the Demised Premises for the purposes(s) as specified in **Section 2 of The Schedule** only and not to use or permit to be used the Demised Premises for any illegal unlawful or immoral purposes whatsoever that may affect adversely the interest of the Landlord and not to do or permit to be done any act or thing which may become a nuisance or annoyance or cause damage or inconvenience to the Landlord or the Tenant;

e. Not to do or permit to be done anything which will or may infringe or violate any statutes, laws or regulations pertaining to the Demised Premises and use it thereof to observe and be personally responsible for any infringement or violation against any statutes, laws or regulations and to indemnify the Landlord in respect thereof;

f. Not to do or permit or suffer to be done anything whereby the policy or policies of insurance of the Demised Premises against damage by fire or other risks may be become void or voidable or whereby the premium thereon may be increased and to make good all damage suffered by the Landlord caused by a breach of this covenant and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant without prejudice to the other rights of the Landlord;

g. Not to make any erection alterations or additions to the Demised premises without the prior consent in writing of the Landlord and the cost and expense of any such alterations or additions shall be borne solely by the Tenant and the Tenant shall not be entitled to any compensation in respect thereof upon the termination of the Tenancy;

h. To comply always during the term with all statutory and other requirements for ensuring the health safety and welfare of the persons using or employed in or about the Demised Premises or any part thereof;

i. Not to do or cause or permit or suffer to be done upon the Demised Premises anything which may cause damage to the Landlord and the Demised Premises;

j. At the expiration or sooner determination of the tenancy to yield up the Demised Premises in tenantable repair and condition, (fair wear and tear excepted);

k. To permit the Landlord and/or their duly authorized agents with or without workmen or others and with or without appliances at all reasonable times to enter upon the Demised Premises and to view the conditions thereof and to take inventories of the fixtures and fittings therein and to carry out all the repairs and/or improvements and alterations to the Demised Premises which the Landlord consider necessary or proper to be done;

l. The Tenant shall not nail any part of walls of the Said Premises without the consent of the Landlord;

m. To maintain and service all the air-conditioning units (if any) within the Demised Premises regularly during the terms of tenancy at the Tenant's own cost;

n. To pay the quit rent and assessment payable in respect of the Demised Premises whenever the same becomes due;

o. To pay the maintenance and service charges (if any) imposed on and payable in respect of the Demised Premises;

p. To pay the insurance charges (if any) imposed on and payable in respect of the Demised Premises

4. **THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:**
   a. To keep the Demised Premises (exclusive of the Tenant's own furniture, fixtures and fittings, appliances, goods and chattels) insured against loss or damage;
   b. To permit the Tenant if he punctually pays the rent hereby reserved and other charges and observes the stipulations on his part herein contained to peaceably enjoy the Demised Premises without any interruption or disturbance by the Landlord or those lawfully claiming title under or in trust for the Landlord;
5. **MUTUAL COVENENTS**
   a. If and whenever during the tenancy hereby granted the Tenant shall fail to pay the reserved rent **within seven (7) days** after the same becomes due and payable (whether formally demand or not); or commit a breach or any term or covenant in this Agreement set forth and contained; or commit an act of bankruptcy or enter into any composition or arrangement with his creditors or being a company enter into liquidation whether compulsory or voluntary other than for the purpose of reconstruction nor amalgamation or suffer any execution or distress to be levied against him or his goods; then and in any such case it shall be lawful for the Landlord at any time thereafter to terminate this Agreement and to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon this Agreement shall become null and void and be of no effect and the said deposit shall immediately and absolutely be forfeited to the Landlord but without prejudice to any other rights of the Landlord against the Tenant to secure or recover further or additional damages or other remedies in respect of any breach of the Tenant's covenants herein contained.

b. If the Tenant shall be desirous of taking a tenancy of the Demised Premises for the further term if any stipulated in **Section 4 of The Schedule** hereto from the expiration of the term herby granted at the rent and upon the terms and conditions set forth in **Section 4 of The Schedule** hereto and shall not less than two months before the expiration of the term hereby granted give to the Landlord notice in writing of such his desire and if he shall have paid the reserved rent and observed and performed the covenants and stipulations herein contained and on his part to be observed and performed up to the termination of the tenancy hereby created then the Landlord will let the Demised Premises to the Tenant for the further period and at the rent and upon the terms stated in **Section 4 of The Schedule** hereto respectively.
c. In the event that either party shall terminate this agreement during the five years of tenancy hereby granted, the Tenant's N/A months' security deposit shall be forfeited by the Landlord, or the Landlord refund the said deposit to the Tenant and shall pay the Tenant an equivalent amount of N/A months' security deposit as liquidated damages, whichever is the wrongful party.
d. If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability 3of the remaining provisions shall not in any way be affected or impaired.
e. In this Agreement where the context so permits or requires words importing the masculine gender shall be deemed and taken to include the feminine and neuter genders and the singular to include the plural and vice versa.
f. This Agreement shall constitute the whole of the agreement between parties hereto and no variation hereof shall be effective unless in any way be affected or impaired thereby.

g. Termination of this Agreement for any cause shall not release a party from any liability which at the time of termination has already accrued to another party or which thereafter may accrue in respect of any act omission prior to such termination.

h. This Agreement shall be binding upon the heirs and personal representatives if any and the successors in title and permitted assigns of the parties hereto.

i. All cost expenses and incidental to the preparation of this Agreement including the stamp duty shall be borne absolutely by the Tenant.

THE SCHEDULE

(which is to be taken, read and construed as an essential and integral part of this Agreement)

Section	Description	Particulars
1	Description of the Demised Premises	B06/01,B07/1,B08/1, Block B, Garden City Business Centre, Jalan Dagang Besar, Tmn. Dagang, 68000 Ampang, Selangor
2	Authorized Use of the Demised Premises	To use as office premise & business operation
3	Term of Tenancy	1 Years
4	Option to renew	
5	The Date of Commencement of the Tenancy	1st Jan ,2023
6	The Date of Expiry of the Tenancy	31st Dec,2023
7	The Monthly Rent Payable	RM12,000.00 shall be made within 7 days of each succeeding calendar month.
8	Security Deposit	Not Applicable
9	Utilities Deposit	Not Applicable

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED AND DELIVERED
by the Landlord

NAME: Yap Hon Luong
NRIC NO.: [redacted]

in the presence of

WITNESS

NAME: Chew Yi Zheng
NRIC NO.: [redacted]

SIGNED AND DELIVERED
by the Tenant

NAME: Yap Foo Ching @ Steve Yap
NRIC NO.: [redacted]

in the presence of

WITNESS

NAME: Tee Shin Yee
NRIC NO.: [redacted]